UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                            ________________________


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): March 30, 2005



                               SILGAN HOLDINGS INC.
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               (Exact Name of Registrant as Specified in Charter)


           Delaware                    000-22117                06-1269834
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 (State or Other Jurisdiction         (Commission             (IRS Employer
       of Incorporation)              File Number)          Identification No.)


4 Landmark Square, Stamford, Connecticut                                06901
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(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code: (203) 975-7110


                                      N/A
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          (Former Name or Former Address, if Changed Since Last Report)



     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:


    [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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                Section 1--Registrant's Business and Operations

Item 1.01.    Entry into a Material Definitive Agreement.

On March 30, 2005, the Compensation Committee of the Board of Directors of Silgan Holdings Inc., or the Company, established target levels of earnings before interest and taxes and organizational goals for the payment of annual bonuses for 2005 for those executive officers of the Company for whom performance goals for annual cash bonuses for 2005 had not been established yet.

The Compensation Committee set target levels of earnings before interest and taxes and organizational goals (management development, market related, operational and safety, working capital management, cost management and financial reporting goals) for Silgan Containers Corporation, or Containers, a wholly owned subsidiary of the Company, for the payment of annual bonuses for 2005 for officers of Containers, including Messrs. James D. Beam and Gary M. Hughes, President and Executive Vice President, respectively, of Containers and executive officers of the Company. Following the end of the year, the Compensation Committee will certify the level of earnings before interest and taxes and organizational goals attained by Containers, and bonuses will be awarded to officers of Containers on a sliding scale (from zero to two times "norm") on such basis. If the targeted level of earnings before interest and taxes and organizational goals are attained, Messrs. Beam and Hughes would receive a bonus for 2005 at "norm," or at 30% of their salary for 2005.

The Compensation Committee also set target levels of earnings before interest and taxes and organizational goals (working capital management goals and, in some cases, completion of business planning activities) for Silgan Plastics Corporation, or Plastics, a wholly owned subsidiary of the Company, for the payment of annual bonuses for 2005 for officers of Plastics, including Mr.
Russell F. Gervais, President of Plastics and an executive officer of the Company. Following the end of the year, the Compensation Committee will certify the level of earnings before interest and taxes and organizational goals attained by Plastics, and bonuses will be awarded to officers of Plastics on a sliding scale (from zero to two times "norm") on such basis.

In addition, the Compensation Committee approved annual cash bonus calculations for 2005 for Messrs. Frank W. Hogan, Glenn A. Paulson and Malcolm E. Miller, executive officers of the Company, based upon a weighted average of actual bonus payouts as a percentage of "norm" of Containers and Plastics.

Additionally, on March 30, 2005, the Compensation Committee approved performance awards of restricted stock units for an aggregate of up to 96,500 shares of Common Stock of the Company for 23 officers and other key employees of the Company and its subsidiaries, and fixed and established the performance criteria for the Company's 2005 fiscal year for the granting of such performance awards under the Company's 2004 Stock Incentive Plan. Messrs. Beam and Hughes are the only officers named in the Summary Compensation Table of the Company's proxy statement for its 2005 annual meeting of stockholders that are included in such group of officers and other key employees. The performance criteria selected by the Compensation Committee is the Company's earnings before interest, taxes, depreciation and amortization (EBITDA) and the minimum level of performance that must be attained for the performance



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



awards approved by the Compensation Committee to be granted is based on the Company's EBITDA in 2004. If the minimum level of performance is attained as certified by the Compensation Committee following the end of 2005, then the Compensation Committee may make grants for an aggregate of up to 96,500 restricted stock units to 23 officers and other key employees of the Company and its subsidiaries. In determining the amount of such an award to grant to a particular officer or other key employee, the Compensation Committee will consider the value of unvested stock awards previously granted and the prospective value of the award to be granted to such individual, and may grant restricted stock units to such individual in an amount up to the amount approved by the Compensation Committee for such individual on March 30, 2005. Such restricted stock units will be granted at the earliest upon the date on which the Compensation Committee makes such certification, and will vest in five equal installments annually beginning one year from the date of grant.













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



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  SILGAN HOLDINGS INC.


                                  By:   /s/ Frank W. Hogan, III
                                        --------------------------------------
                                        Frank W. Hogan, III
                                        Senior Vice President, General Counsel
                                          and Secretary

Date: April 5, 2005




















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